Exhibit 5
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                     [Letterhead of Partridge, Snow & Hahn]



                                February 6, 1997



The Board of Directors of
Stacey's Buffet, Inc.
801 West Bay Drive, Suite 704
Largo, Florida  34640


                  Re:    Stacey's Buffet, Inc.
                         Securities and Exchange Commission
                         Registration Statement on Form S-3


Dear Board of Directors:

      As counsel to Stacey's Buffet, Inc., a Florida corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering a maximum of 323,700 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), including 219,617 shares of common stock, par value $.01 per share, of the Company issuable upon exercise of certain options (the "Options") and warrants (the "Warrants") (collectively, the "Option Stock") on behalf of the Selling Stockholders (as defined in the Registration Statement). The Common Stock and the Option Stock shall hereinafter collectively be referred to as the "Registered Stock."

      In this connection we have examined the original or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation and its By-laws, as amended and restated, resolutions of its Board of Directors and such other documents and corporate records relating to the Company and the issuance of the Registered Stock as we have deemed appropriate for purposes of rendering this opinion.

      In connection with this opinion, we have made such investigations of law and such other inquiries as we have considered necessary to enable us to express our opinion as to the matters set forth below. We have examined and relied upon certain instruments, documents, letters, and records with respect to the information shown or contained therein. In the course of our investigation, examination, and inquiry, we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals from which such copies were made. As to matters of fact which have not been independently established by us, we have relied upon certificates or the representations of officers of the Company.

      This opinion relates only to the laws of the United States of America and the State of Florida enacted as of the date hereof and the facts as known to us as of such date. We undertake no obligation to revise or update this opinion to reflect any facts or circumstances which may hereafter come to our attention or any change in laws or regulations which may hereafter occur. We render no opinion on matters except as expressly stated herein.

      Based upon the foregoing examinations and the information so supplied, it is our opinion that:

            1.    The Common Stock has been duly authorized and validly issued.

            2.    The Common Stock has been fully paid and is non-assessable.

            3. The Option Stock has been duly reserved for issuance upon exercise of the Options and the Warrants, and the issuance, sale and delivery of the Option Stock upon due exercise of the Options and Warrants have been duly authorized by all required corporate action and upon receipt by the Company of the consideration therefor shall be fully paid and non-assessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. However, the foregoing consent shall not be deemed to constitute a consent under Section 7 of the Securities Act of 1933, since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under
Section  7  or  the  rules  and  regulations  of  the  Securities  and  Exchange
Commission.

      This opinion is given solely for your benefit and may not be relied upon by any other person or entity.



                                        Very truly yours,


                                        /s/ Partridge, Snow & Hahn
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